CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China SLP Filtration Technology, Inc.

We hereby consent to the use of our report dated December 1, 2009, with respect to the financial statements of Technic International Ltd. in the Registration Statement of China SLP Filtration Technology, Inc. on Form S-1 to be filed on or about July 8, 2010. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
July 7, 2010